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                                                                  EXHIBIT 23.3

         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-8 of Pennsylvania Real Estate Investment Rust (the "Company") pertaining to the Employee Share Purchase Plan of the Company and to the incorporation by reference therein of our report dated June 30, 1997.



                                     /s/ Zelenkofske Axelrod & Co., Ltd.
                                     -----------------------------------
                                         Zelenkofske Axelrod & Co., Ltd.




Jenkintown, Pennsylvania
December 28, 1998